UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2015

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2015, CDW Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. as the representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”) and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”) with respect to an underwritten public offering of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $36.80 per share, to be sold by the Selling Stockholders. Under the terms of the Underwriting Agreement, certain of the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock from them. The closing of the offering and delivery of the Shares is expected to take place on May 22, 2015. The Company will not receive any proceeds from the sale of the Shares.

The offering is being made pursuant to (i) an effective Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2014 (File No. 333-199425), including a related base prospectus dated October 16, 2014, and (ii) a related prospectus supplement dated May 19, 2015 and filed with the SEC on May 21, 2015 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

On May 17, 2015, the Company entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with certain of its stockholders identified on Schedule 1 thereto (the “Sponsor Selling Stockholders”). Pursuant to the Share Repurchase Agreement and a letter agreement dated May 18, 2015, among the Company and the Sponsor Selling Stockholders (the “Repurchase Letter Agreement”) in which the parties confirmed the number of shares to be repurchased, the Company has agreed to repurchase from the Sponsor Selling Stockholders an aggregate of 2,000,000 shares of Common Stock (the “Repurchase”) concurrently with the closing of the public offering described above. The closing of the Repurchase is contingent upon the closing of the public offering, but the closing of the public offering is not contingent on the closing of the Repurchase. The purchase price for the repurchased shares will be $36.60 per share, which is equal to the per share price to be paid by the Underwriters to the Selling Stockholders in connection with the public offering. The Company expects to fund the Repurchase with cash on hand and/or borrowings under its senior secured asset-based revolving credit facility.

The foregoing summaries of the Underwriting Agreement, the Repurchase Agreement and the Repurchase Letter Agreement are qualified in their entirety by reference to the Underwriting Agreement, the Repurchase Agreement and the Repurchase Letter Agreement, copies of which are attached hereto as Exhibits 1.1, 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 19, 2015, by and among the Company, the Selling Stockholders and Barclays Capital Inc., as representative of the Underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Share Repurchase Agreement, dated as of May 17, 2015, by and among the Company and the Sponsor Selling Stockholders.

10.2	Letter Agreement, dated as of May 18, 2015, by and among the Company and the Sponsor Selling Stockholders.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: May 21, 2015	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 19, 2015, by and among the Company, the Selling Stockholders and Barclays Capital Inc., as representative of the Underwriters.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Share Repurchase Agreement, dated as of May 17, 2015, by and among the Company and the Sponsor Selling Stockholders.

10.2	Letter Agreement, dated as of May 18, 2015, by and among the Company and the Sponsor Selling Stockholders.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).